                                                                    EXHIBIT 5.1


                                 HALE LANE PEEK
                          DENNISON HOWARD AND ANDERSON
                           A Professional Corporation
                        Attorneys and Counsellors at Law

          Office Address:                       (775) 327-3000              Mailing Address:
100 West Liberty Street, Tenth Floor            (775) 786-7900            Post Office Box 3237
        Reno, Nevada 89501                 Facsimile (775) 786-6179        Reno, Nevada 89505




                               September 30, 1999


EchoStar Communications Corporation
5701 South Santa Fe Drive
Littleton, CO 80120

Ladies and Gentlemen:

         We have acted as special Nevada counsel for EchoStar Communications Corporation, a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") with respect to the proposed offering and sale by certain stockholders of up to an aggregate of 17,206,232 shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), pursuant to a public offering.

         In so acting, we have examined such documents, records and matters of law as we have deemed relevant and necessary for the purposes of this opinion. In rendering the opinion hereinafter set forth, we have assumed the validity of and relied upon the representations of the Company as to certain factual matters relevant thereto.

         On the basis of our examination, it is our opinion that the shares of Common Stock being registered are legally and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                                Very truly yours,

                                                HALE LANE PEEK DENNISON


HALE LANE PEEK
DENNISON HOWARD AND ANDERSON A Professional Corporation
Attorneys and Counsellors at Law

Office Address:100 West Liberty Street, Tenth Floor
Reno, Nevada  89501(775) 327-3000
(775) 786-7900
Facsimile (775) 786-6179
Mailing Address:Post Office Box 3237 Reno, Nevada  89505


               LAS VEGAS OFFICE: 2300 West Sahara Avenue, Eighth Floor, Box 8, Las Vegas, Nevada  89102
                                      (702) 362-5118 o  Facsimile (702) 365-6940
         CARSON CITY OFFICE: 777 East William Street, Suite 201, Post Office Box 2620, Carson City, Nevada  89702
                                      (702) 684-6000 o  Facsimile (702) 684-6001